EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, dated March 31, 2015, except for Note 20, as to which the date is July 20, 2015, relating to the consolidated financial statements as of December 31, 2014 and 2013 and for each of the two years then ended, which appear in xG Technology Inc.’s Amendment No. 2 to its Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on July 23, 2015.

/s/ Friedman LLP

East Hanover, New Jersey

December 2, 2015